Second Quarter 2023 Earnings Presentation JULY 20, 2023 Exhibit 99.2

1 Forward-Looking Statements Important note regarding forward-looking statements: Statements made in this presentation which are not purely historical are forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. This includes any statements regarding management’s plans, objectives, or goals for future operations, products or services, and forecasts of its revenues, earnings, or other measures of performance. Such forward-looking statements may be identified by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “estimate,” “should,” “will,” “intend,” "target,“ “outlook,” “project,” “guidance,” or similar expressions. Forward-looking statements are based on current management expectations and, by their nature, are subject to risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements. Factors which may cause actual results to differ materially from those contained in such forward-looking statements include those identified in the Company’s most recent Form 10-K and subsequent Form 10-Qs and other SEC filings, and such factors are incorporated herein by reference. Trademarks: All trademarks, service marks, and trade names referenced in this material are official trademarks and the property of their respective owners. Presentation: Within the charts and tables presented, certain segments, columns and rows may not sum to totals shown due to rounding. Non-GAAP Measures: This presentation includes certain non-GAAP financial measures. These non-GAAP measures are provided in addition to, and not as substitutes for, measures of our financial performance determined in accordance with GAAP. Our calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related GAAP measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found at the end of this presentation.

2 $111 million Income Before Income Taxes (up slightly vs. 6/30/2022) $29.8 billion Total Period End Loans (+13% vs. 6/30/2022) $32.0 billion Total Period End Deposits (+12% vs. 6/30/2022) 6% YoY Operating Leverage (6/30/2022 to 6/30/2023) $84 million Net Income Available to Common Equity (up slightly vs. 6/30/2022) $133 million Pre-Tax Pre-Provision Income2 (+21% vs. 6/30/2022) Second Quarter 2023 Results 1 All figures shown on an end of period basis with comparisons to the first quarter of 2023 unless otherwise noted. 2 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. ▪ Total period end loan growth of $642 million (+2%) ▪ Total period end deposit growth of $1.7 billion (+6%) ▪ Net interest income of $258 million (-6%) ▪ Net interest margin of 2.80% (-27 bps) ▪ Pre-tax income of $111 million; pre-tax pre-provision income2 of $133 million ▪ Return on average equity of 8.47%; return on average tangible common equity2 of 12.38% ▪ CET1 ratio of 9.48% ▪ NCOs / average loans (annualized) of 0.15% ▪ Provision for credit losses on loans of $22 million ▪ ACLL / loans increased 1 basis point to 1.26% ▪ Tangible book value / share of $18.41 2Q 2023 Highlights1 ASB reports 2Q 2023 net income available to common equity of $84 million, or $0.56 per common share | 2

3 Strong Credit Risk Profile We’ve significantly de-risked our portfolio since 2009 Prime/super prime consumer portfolios Geographically anchored in stable Midwest markets Replaced high-risk portfolios with lower-risk asset classes Diversified CRE portfolio with limited urban office exposure

4 We continued to add high-quality loans in select segments during 2Q Quarterly Loan Trends Commercial & Business Lending Commercial Real Estate Consumer Lending $1.6 $1.9 $2.2 $2.4 $2.5 $7.9 $8.2 $8.4 $8.6 $8.7 $6.4 $6.8 $7.1 $7.3 $7.3 $9.6 $10.2 $10.5 $10.6 $10.9 $25.4 $27.1 $28.2 $28.8 $29.4 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer Average Quarterly Loans ($ in millions) $(163) $(138) $(95) $(5) $5 $58 $123 $141 $219 $226 $272 All Other Specialized CRE Investor REIT Residential Mortgage General Commercial Auto Finance EoP Loan Change (3/31/2023 to 6/30/2023) CRE Construction Mortgage Warehouse Home Equity & Other Cons. Power & Utilities Credit Cards

5 Average Quarterly Deposits $0.8 $0.9 $0.9 $1.1 $1.5 $1.3 $1.2 $1.5 $2.4 $5.0 $6.9 $7.3 $7.4 $7.5 $6.7 $4.7 $4.7 $4.7 $4.7 $4.7 $6.4 $6.6 $6.8 $6.8 $6.7 $8.1 $8.1 $8.1 $7.3 $6.7 $28.2 $28.9 $29.3 $29.9 $31.3 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Quarterly Deposit & Funding Trends We flexed into brokered & network deposits during 2Q to fund growth, build liquidity & pay down FHLB ($ in billions) EoP Funding Change (3/31/2023 to 6/30/2023) ($ in millions) Time Deposits Savings Money Market Network Transaction Deposits Noninterest-Bearing Demand Interest-Bearing Demand $(926) $(763) $(176) $47 $541 Customer CDs Money Market Savings $(1,345) $94 $327 $2,633 Network Transaction Deposits Brokered CDs Noninterest-Bearing Demand Interest-Bearing Demand Other Wholesale Funding FHLB Short-Term Advances

6 Despite recent industry-wide volatility, our efforts to grow and deepen customer relationships remain on track Expanded Deposit Capabilities Modernized Digital Banking Experience Upgraded Product & Service Offerings 2Q 2023 Net Growth1 in both Consumer and Business Checking Households 11% Consumer Checking Household Acquisition 2Q 2022 to 2Q 2023 13% Consumer Checking Household Attrition 2Q 2022 to 2Q 2023 3-Year High in Digital Banking Customer Satisfaction Scores2 2Q 2023 $300M+ Net New Deposits Added Through Mass Affluent Strategy3 Launched Mass Affluent Strategy Introduced “Champion of You” Brand Strategy Expanded Commercial Capabilities 1 As compared to 1Q 2023. 2 Based on quarterly top box customer satisfaction scores from internal transactional surveys. 3 Since December 2022 inception.

7 Pre-Tax Pre-Provision Income1 Trends PTPP income was up 21% vs. 2Q 2022, driven by revenue growth and disciplined expense management ($ in millions) 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of pre-tax pre-provision income to income before income taxes. 2Q23 Pre- Tax Income 2Q23 Provision 2Q23 PTPP Income 2Q22 Pre- Tax Income 2Q22 Provision 2Q22 PTPP Income 3Q22 Pre- Tax Income 3Q22 Provision 3Q22 PTPP Income $(0) 4Q22 Pre- Tax Income 4Q22 Provision 4Q22 PTPP Income 1Q23 Pre- Tax Income 1Q23 Provision 1Q23 PTPP Income

8 Average Yields (%) Average Yield Trends 4.62 5.93 6.66 7.04 4.29 5.55 6.39 6.77 3.75 4.12 4.48 4.78 3.12 3.22 3.30 3.31 2.42 2.57 2.88 3.05 0.81 1.58 2.48 3.06 0.50 1.13 1.97 2.64 3Q 2022 4Q 2022 1Q 2023 2Q 2023 ASB continues to benefit from rising asset yields, while funding costs have risen throughout 1H 2023 Residential Mortgage Loans Commercial & Business Lending Loans Commercial Real Estate Loans Total Interest-Bearing Liabilities Total Interest-Bearing Deposits Auto Finance Loans Asset & Liability Yield / Rate Trends (%) Rate on Total Interest- Bearing Liabilities Yield on Total Earning Assets 2.97 3.72 4.46 4.94 5.18 0.36 0.81 1.58 2.48 3.06 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Investments and Other

9 Net Interest Income & Net Interest Margin Trends NII increased 19% year-over-year despite recent funding cost pressures facing the industry Estimated NII Sensitivity Profile (%) (12-Month Ramp) Maintained receive fixed swaps of $2.85 billion in 2Q 2023 Net Interest Income & Net Interest Margin $216 $264 $289 $274 $258 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 3.07% 3.31% 3.13% 2.71% 2.80% Quarterly Net Interest Income Quarterly Net Interest Margin ($ in millions) 10.8 9.2 7.8 6.8 4.05.4 4.6 3.9 3.4 1.9 -5.0 -4.3 -3.4 -2.3 -1.2 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Up 200bps Up 100bps Down 100bps

10 Cash & Investment Securities Portfolio We continue to target investments to total assets of 18% to 20% in 2023 18% 18% 18% 19% 19% 2% 1% 2% 2% 2% 21% 19% 19% 21% 20% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Securities EoP Securities + Cash / Total Assets Cash $2.7 $2.5 $2.7 $3.4 $3.5 $3.9 $4.0 $4.0 $4.0 $3.9 $0.3 $0.3 $0.3 $0.4 $0.3 $6.9 $6.7 $7.0 $7.7 $7.7 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Held to MaturityAvailable for Sale ($ in billions) EoP Securities Book Composition Other Securities CET1 Including AOCI1 (%) CET1 Ratio Incl. AOCICET1 Ratio 9.35 9.45 9.48 8.51 8.74 8.60 4Q 2022 1Q 2023 2Q 2023 1 This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures.

11 Noninterest Income Trends ($ in millions) ($ in millions) Noninterest income increased slightly from 1Q 2023, with mortgage banking boosted by MSR valuations 1 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of fee-based revenue to noninterest income. 2 Other noninterest income is primarily comprised of bank and corporate owned life insurance, asset gains (losses), net and investment securities gains (losses), net. Service Charges & Deposit Account FeesNoninterest Income Trends Card-Based Fees & Other Fee-Based Revenue ($ in millions) $11 $11 $11 $11 $11 $4 $4 $3 $4 $4 $16 $16 $14 $15 $16 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Other Fee-Based RevenueCard-Based Fees $17 $15 $14 $13 $12 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 $54 $51 $49 $48 $49 $6 $2 $2 $4 $8 $8 $8 $6 $5 $5 $8 $10 $5 $5 $4 $75 $71 $62 $62 $66 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Fee-Based Revenue1 Capital Markets, net Mortgage Banking, net Other2

12 $113 $118 $118 $116 $114 $21 $23 $25 $24 $24 $48 $49 $53 $46 $52 $6 $1 $181 $196 $197 $187 $191 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Noninterest Expense / Average Assets (%) Fully Tax-Equivalent Efficiency Ratio2 (%)Noninterest Expense Trends Noninterest Expense Trends 1 Other expenses are primarily comprised of occupancy, business development & advertising, equipment, legal & professional, and FDIC assessment costs. 2 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of the fully tax-equivalent efficiency ratio to the Federal Reserve efficiency ratio. ($ in millions) Our noninterest expense to average assets ratio decreased for the third consecutive quarter to 1.89% 2.04 2.08 2.03 1.92 1.89 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Fully Tax-Equivalent Efficiency Ratio Federal Reserve Efficiency Ratio 61.5 60.3 55.5 56.1 58.5 59.8 58.8 54.1 54.6 57.0 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Personnel Expense Other1 Technology Expense Charitable Contributions

13 2Q 2023 Capital Ratios (%) 6.94 9.48 10.07 12.22 TCE Ratio Common Equity Tier 1 Capital Tier 1 Capital Total Capital 1 Tangible common equity / tangible assets. This is a non-GAAP financial measure. See appendix for a reconciliation of non-GAAP financial measures to GAAP financial measures. We continued to manage capital within our target ranges during 2Q Capital Profile 1 Year-End 2023 Capital Targets (%) $17.37 $17.32 $17.73 $18.42 $18.41 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Tangible Book Value / Share 6.94 2Q 2023 TCE Ratio YE2023 Target Range 9.48 2Q 2023 CET1 Ratio YE2023 Target Range 7.25 9.50 6.75 9.00 1

14 ACLL / Total Loans (%)2Q 2023 ACLL1 Update ▪ ACLL increased $11 million from the prior quarter to $377 million, driven by a mix of portfolio loan growth and nominal credit movement coupled with general macroeconomic trends ▪ CECL forward-looking assumptions based on Moody’s May 2023 Baseline forecast 1 Includes funded and unfunded reserve for loans, excludes reserve for HTM securities. ($ in thousands) Our ACLL percentage increased slightly to 1.26% as of June 30 Allowance for Credit Losses on Loans (ACLL) Update 1.20 1.20 1.22 1.25 1.26 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Loan Category ACLL ACLL / Loans ACLL ACLL / Loans ACLL ACLL / Loans C&BL 122,595$ 1.20% 147,533$ 1.35% 146,335$ 1.32% CRE - Investor 65,040 1.36% 55,678 1.09% 67,434 1.27% CRE - Construction 52,627 2.96% 71,098 3.31% 69,970 3.48% Residential Mortgage 38,851 0.49% 39,096 0.45% 41,189 0.47% Other Consumer 38,433 2.21% 52,803 2.16% 52,098 1.95% Total 317,547$ 1.20% 366,208$ 1.25% 377,027$ 1.26% 6/30/20233/31/20236/30/2022

15 Net Charge Offs (Recoveries) and ProvisionDelinquent Loans / EoP Total Loans Nonaccrual LoansTotal Nonperforming Assets Credit Quality Trends $60 $63 $68 $68 $73 $47 $38 $29 $25 $22 $1 $16 $14 $24 $36 $108 $116 $111 $118 $131 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 0.07% 0.07% 0.12% 0.10% 0.13% 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Key credit metrics remain stable despite volatility in the macro outlook ($ in millions) ($ in millions) Accruing Loans 30-89 Days Past Due CREConsumer $108 $116 $111 $118 $131 $18 $17 $15 $15 $8 $126 $133 $127 $133 $140 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 ($ in millions) $0 $2 $1 $3 $11 $(0) $17 $20 $18 $22 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Total Net Charge Offs (Recoveries) Provision for Credit Losses on Loans Commercial & Business LendingNonaccrual Loans OREO + Repossessed Assets

High-Quality Commercial Real Estate Portfolio[1]

ASB has built a diversified CRE portfolio by partnering with well-known developers in stable Midwest markets


Total Loans by Segment
Commercial & Business Lending 37%
CRE 25%
Consumer 38%
CRE by Geography
Illinois 15%
Minnesota 9%
Other Midwest[2] 22%
Texas 7%
Other 25%
Wisconsin 21%
CRE by Property Type
Multi-Family 35%
Retail 9%
Office 14%
Industrial 24%
1-4 Family Construction 6%
Warehouse 4%
Hotel / Motel 3%
Other 6%

CRE Credit Quality

	2Q 22	3Q 22	4Q 22	1Q 23	2Q 23
Portfolio LTV	60%	60%	60%	60%	60%
Delinquencies/Loans	0.08%	0.00%	0.02%	0.00%	0.00%
NALs/Loans	0.72%	0.55%	0.41%	0.35%	0.30%
ACLL/Loans	1.79%	1.65%	1.68%	1.75%	1.88%
NCOs/Avg. Loans[3]	0.00%	0.00%	0.00%	0.00%	(0.12%)

CRE Loan Portfolio Granularity

	% of Total Loans
Largest Single CRE Borrower	0.16%
Top 10 Largest CRE Borrowers	1.35%
Largest CRE Property Type (Multi-Fam)	8.56%
CRE Office Loans	3.55%

CRE Office Highlights

WAvg. Debt Service Coverage Ratio[4]	1.20x
2023 Remaining Maturities	$181 million
Urban vs. Suburban	~78% Suburban
Property Class Mix	~51% Class A

[1] All updates as of or for the period ended June 30, 2023 unless otherwise noted.
[2] Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa.
[3] Calculated on an annualized basis. Negative values indicate a net recovery.
[4] Calculated based on the 10-year Treasury rate plus 300 basis points/25-year amortization.

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17 Balance Sheet Management Net Interest Income & Noninterest Income ▪ Total net interest income & noninterest income growth of 8% to 10% ▪ Net interest income (GAAP) growth of 13% to 15% ▪ Noninterest income compression of 8% to 10% Expense Management ▪ Noninterest expense growth of approximately 4% ▪ Effective tax rate of 20% to 21% Capital Targets ▪ Target TCE ratio range of 6.75% to 7.25% ▪ Target CET1 ratio range of 9.00% to 9.50% 1 Projections are on an end of period basis as of and for the year ended 12/31/2023 as compared to 12/31/2022 unless otherwise noted. 2 Updated guidance assumes one additional 25bp Fed Funds increase in September. 3 This is a non-GAAP financial measure. Please refer to the appendix for a reconciliation of average and end of period core customer deposits to total deposits. ▪ Total loan growth of 6% to 8% ▪ Average core customer deposit3 growth of 1% to 3% ▪ Target investments/total assets ratio of 18% to 20% 2023 Full-Year Outlook Updates1 Updated Guidance2Previous Guidance (5/11/2023) ▪ Total net interest income & noninterest income growth of 6% to 8% ▪ Net interest income (GAAP) growth of 10% to 12% ▪ Noninterest income compression of 8% to 10% ▪ Noninterest expense growth of 3% to 4% ▪ Effective tax rate of 20% to 21% ▪ Target TCE ratio range of 6.75% to 7.25% ▪ Target CET1 ratio range of 9.00% to 9.50% ▪ Total loan growth of 6% to 8% ▪ End of period core customer deposit3 compression of 3% (growth of 2% in 2H 2023) ▪ Target investments/total assets ratio of 18% to 20%

Appendix

19 Stable, Granular Deposit Portfolio Uninsured, uncollateralized deposits were only 21% of total deposits as of 6/30/2023 1 Liquidity coverage based on current levels of readily available (within one business day) funding. See slide 20 for additional details. 26% 27% 26% 24% 21% 74% 73% 74% 76% 79% $28.6 $29.3 $29.7 $30.4 $32.1 6/30/2022 9/30/2022 12/31/2022 3/31/2023 6/30/2023 EoP Total Deposit Trends (Associated Bank, N.A.) ($ in billions) Total of Insured and Collateralized Deposits Total of Uninsured and Uncollateralized Deposits 21% Percentage of total deposits that were uninsured and uncollateralized as of 6/30/2023 114% Readily available liquidity coverage1 for uninsured and uncollateralized deposits as of 6/30/2023 179% Total liquidity coverage for uninsured and uncollateralized deposits as of 6/30/2023

20 Liquidity Sources As of 6/30/2023, ASB’s total liquidity sources covered 179% of uninsured, uncollateralized deposits Liquidity Sources 3/31/2023 6/30/2023 Federal Reserve Balance $504.2 $179.0 Available FHLB Chicago Capacity $3,453.8 $5,148.4 Available Fed Discount Window Capacity $1,799.5 $1,635.1 Available Bank Term Funding Program Capacity $644.9 $633.8 Funding Available Within One Business Day1 $6,402.4 $7,596.3 Available Fed Funds Lines $2,773.0 $2,623.0 Available Brokered Deposit Capacity2 $3,646.4 $761.3 Unsecured Debt Capacity3 $1,000.0 $1,000.0 Total Liquidity $13,821.7 $11,980.6 ($ in millions) 114% of uninsured, uncollateralized deposits 179% of uninsured, uncollateralized deposits 1 Estimated based on normal course of operations with the indicated institution. 2 Availability based on internal policy limitations. The Corporation includes outstanding deposits that have received a primary purpose exemption in the brokered deposit classification as they have similar funding characteristics and risk as brokered deposits. 3 Availability based on internal policy limitations.

21 $1.7 $2.0 $2.3 $2.4 $2.7 $8.0 $8.3 $8.5 $8.6 $8.7 $6.6 $6.9 $7.2 $7.2 $7.3 $10.2 $10.6 $10.8 $10.9 $11.1 $26.5 $27.8 $28.8 $29.2 $29.8 2Q 2022 3Q 2022 4Q 2022 1Q 2023 2Q 2023 Additional Loan Trends ($ in billions) Commercial & Business Lending Commercial Real Estate Residential Mortgage Auto Finance, Home Equity & Other Consumer ($ in millions) Commercial & Business Lending Commercial Real Estate Consumer Lending Average Loan Change (1Q 2023 to 2Q 2023)EoP Quarterly Loan Trends $(69) $(17) $(10) $1 $21 $58 $99 $113 $116 $117 $164 CRE Construction CRE Investor Credit Cards Mortgage Warehouse All Other Specialized Auto Finance Power & Utilities Residential Mortgage Home Equity & Other Cons. REIT General Commercial

22 Total Loans Outstanding Balances as of June 30, 2023 ($ in millions) 1 All values as of period end. 2 North American Industry Classification System. 6/30/2023 1 % of Total Loans 6/30/2023 1 % of Total Loans C&BL (by NAICS 2 ) CRE (by property type) Utilities 2,324$ 7.8% Multi-Family 2,554$ 8.6% Manufacturing & Wholesale Trade 2,286 7.7% Industrial 1,744 5.8% Real Estate (includes REITs) 1,938 6.5% Office 1,059 3.5% Mortgage Warehouse 723 2.4% Retail 652 2.2% Finance & Insurance 548 1.8% Single Family Construction 405 1.4% Construction 500 1.7% Warehouse 268 0.9% Retail Trade 456 1.5% Hotel/Motel 190 0.6% Health Care and Social Assistance 386 1.3% Medical 157 0.5% Rental and Leasing Services 344 1.2% Land 119 0.4% Professional, Scientific, and Tech. Serv. 318 1.1% Self Storage 37 0.1% Transportation and Warehousing 314 1.1% Other 136 0.5% Waste Management 222 0.7% Total CRE 7,322$ 24.5% Arts, Entertainment, and Recreation 97 0.3% Financial Investments & Related Activities 89 0.3% Consumer Information 88 0.3% Residential Mortgage 8,746$ 29.3% Accommodation and Food Services 83 0.3% Auto Finance 1,778 6.0% Management of Companies & Enterprises 82 0.3% Home Equity 616 2.1% Mining 37 0.1% Credit Cards 132 0.4% Public Administration 25 0.1% Student Loans 69 0.2% Educational Services 18 0.1% Other Consumer 72 0.2% Agriculture, Forestry, Fishing and Hunting 0 0.0% Total Consumer 11,413$ 38.2% Other 236 0.8% Total C&BL 11,114$ 37.2% Total Loans 29,849$ 100.0%

23 Wisconsin 27% Illinois 23% Minnesota 9% Other Midwest 14% Texas 5%Other 22% Manufacturing & Wholesale Trade 21% Real Estate 17% Power & Utilities 21% Mortgage Warehouse 6% 1 Excludes Other Consumer portfolio. 2 Other Midwest includes Missouri, Indiana, Ohio, Michigan and Iowa. Wind 35% Natural Gas 34% Solar 20% Transmission, Control and Distribution 3% Geothermal 2% Other 7% Wisconsin 24% Illinois 15% Minnesota 7% Texas 6% Other Midwest 11% Other 38% Wisconsin 21% Illinois 15% Minnesota 9% Other Midwest2 22% Texas 7% Other 25% 2 2 Loan Stratification Outstanding Balances as of June 30, 2023 C&BL by Geography $11.1 billion Power & Utilities Lending $2.3 billion C&BL by Industry $11.1 billion Total Loans1 CRE by Geography $7.3 billion CRE by Property Type $7.3 billion Multi-Family 35% Retail 9% Office 14% Industrial 24% 1-4 Family Construction 6% Warehouse 4% Hotel / Motel 3% Other 6%

Reconciliation and Definitions of Non-GAAP Items

Pre-Tax Pre-Provision Income Reconciliation[1] ($ in millions)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Income before income taxes	$110	$122	$134	$131	$111
Provision for credit losses	-	$17	20	18	22
Pre-tax pre-provision income	$110	$139	$154	$149	$133

Average Tangible Common Equity Reconciliation[2] ($ in millions)	2Q 2023
Common equity	$3,935
Goodwill and other intangible assets, net	(1,151)
Tangible common equity	$2,784

Common Equity Tier 1 Capital Ratio Reconciliation	4Q 2022	1Q 2023	2Q 2023
Common equity Tier 1 capital ratio	9.35%	9.45%	9.48%
Accumulated other comprehensive loss adjustment	(0.84)%	(0.72)%	(0.88)%
Common equity Tier 1 capital ratio including accumulated other comprehensive loss	8.51%	8.74%	8.60%

Selected Trend Information[3] ($ in millions)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Wealth management fees	$21	$20	$20	$20	$20
Service charges and deposit account fees	17	15	14	13	12
Card-based fees	11	11	11	11	11
Other fee-based revenue	4	4	3	4	4
Fee-based revenue	54	51	49	48	49
Other	22	20	13	14	17
Total noninterest income	$75	$71	$62	$62	$66

[1] Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provides greater understanding of ongoing operations, and enhances comparability of results with prior periods.
[2] This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.
[3] These financial measures have been included as they provide meaningful supplemental information to assess trends in the Corporation's results of operations.

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Reconciliation and Definitions of Non-GAAP Items

Efficiency Ratio Reconciliation	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Federal Reserve efficiency ratio	61.53%	60.32%	55.47%	56.07%	58.49%
Fully tax-equivalent adjustment	(0.98)%	(0.87)%	(0.77)%	(0.79)%	(0.85)%
Other intangible amortization	(0.76)%	(0.67)%	(0.62)%	(0.66)%	(0.68)%
Fully tax-equivalent efficiency ratio[1]	59.80%	58.79%	54.08%	54.64%	56.96%

The efficiency ratio as defined by the Federal Reserve guidance is noninterest expense (which includes the provision for unfunded commitments) divided by the sum of net interest income plus noninterest income, excluding investment securities gains (losses), net. The fully tax-equivalent efficiency ratio is noninterest expense (which includes the provision for unfunded commitments), excluding other intangible amortization, divided by the sum of fully tax-equivalent net interest income plus noninterest income, excluding investment securities gains (losses), net.

Tangible Common Equity and Tangible Assets Reconciliation[2] ($ in millions)	2Q 2022	3Q 2022	4Q 2022	1Q 2023	2Q 2023
Common equity	$3,766	$3,760	$3,821	$3,932	$3,929
Goodwill and other intangible assets, net	(1,159)	(1,156)	(1,154)	(1,152)	(1,150)
Tangible common equity	$2,608	$2,603	$2,667	$2,779	$2,779
Total assets	$37,236	$38,050	$39,406	$40,703	$41,219
Goodwill and other intangible assets, net	(1,159)	(1,156)	(1,154)	(1,152)	(1,150)
Tangible assets	$36,077	$36,893	$38,251	$39,550	$40,070

Average Core Customer Deposits Reconciliation ($ in millions)	4Q 2022	2Q 2023
Total deposits	$29,328	$31,281
Brokered CDs	(190)	(3,002)
Network transaction deposits	(901)	(1,468)
Core customer deposits	$28,236	$26,811

End of Period Core Customer Deposits Reconciliation ($ in millions)	12/31/2022	6/30/2023
Total deposits	$29,636	$32,014
Brokered CDs	(542)	(3,818)
Network transaction deposits	(979)	(1,601)
Core customer deposits	$28,115	$26,595

[1] Management believes this measure is meaningful because it reflects adjustments commonly made by management, investors, regulators, and analysts to evaluate the adequacy of earnings per common share, provides greater understanding of ongoing operations, and enhances comparability of results with prior periods.

[2] The ratio tangible common equity to tangible assets excludes goodwill and other intangible assets, net. This financial measure has been included as it is considered to be a critical metric with which to analyze and evaluate financial condition and capital strength.

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